                                                                    EXHIBIT 10.1

                               SUBLEASE AGREEMENT

                  THIS SUBLEASE AGREEMENT (this "Sublease") is entered into by and between COULTER PHARMACEUTICAL, INC., a Delaware corporation ("Sublessor"), and AXYS PHARMACEUTICALS, INC., a Delaware corporation ("Sublessee"), as of September 11, 2003. Sublessor and Sublessee hereby agree as follows:

         1. DEFINED TERMS. The following terms shall have the following meanings:

                  ADDITIONAL RENT has the meaning set forth in Section 6(b) of this Sublease.

                  BASE RENT means the following monthly triple net base rental rates per square foot of rentable square feet ("RSF"):

                        MONTHLY BASE                   MONTHLY BASE
   PERIOD                 RENT/RSF                         RENT
   ------                 --------                         ----
Months 1-4                $   0.00                     $       0.00
Months 5-16               $   2.60                     $  43,739.80
Months 17-28              $   2.68                     $  45,085.64
Months 29-40              $   2.76                     $  46,431.48

                  BUILDING means the office building located at 630 Gateway Boulevard, South San Francisco, California.

                  COMMENCEMENT DATE means the later to occurs of (i) the date on which this Sublease has been approved in writing by Landlord, and (ii) September 1, 2003.

                  ENVIRONMENTAL LAWS has the meaning set forth in the Lease.

                  EQUIPMENT has the meaning set forth in Section 3(a) of this Sublease.

                  EXPIRATION DATE means the earlier of (i) the date the Lease terminates, or (ii) December 31, 2006.

                  EXTENSION TERM has the meaning set forth in Section 10 of this Sublease.

                  GUARANTY means that certain Sublease Guaranty to be executed by APPLERA CORPORATION in substantially the form attached hereto as Exhibit C.

                  HAZARDOUS MATERIALS has the meaning set forth in the Lease.

                  INITIAL TERM means the period of time beginning on the Commencement Date and ending on the Expiration Date.

                  ISSUER has the meaning set forth in Section 7(b) of this Sublease.

                  LANDLORD means Gateway Boulevard Associates, a California limited liability company, and its successors and assigns.

                  LANDLORD'S ADDRESS means c/o The Raiser Organization, 800 South Claremont Street, Suite 201, San Mateo, California 94402, Attention: Phillip H. Raiser.

                  LEASE means that certain Lease Agreement dated November 7, 1997, between HMS Gateway Office, L.P., a Delaware limited partnership, the predecessor-in-interest of Landlord, as landlord, and Sublessor, as tenant; as amended by that certain First Amendment to Lease Agreement dated as of November 10, 1998; that certain Second Amendment to Lease Agreement dated as of May 19, 2000; and that certain Amended and Restated Agreement Concerning Assignment and Sublease Profits dated as of May 23, 2002; a copy of the Lease is attached hereto as Exhibit A.

                  PERMITTED USES means all uses permitted under the Lease.

                  PREMISES means that portion of the Building demised to Sublessor under the Lease consisting of approximately sixteen thousand eight hundred twenty-three (16,823) square feet, as depicted on Exhibit B-1 attached hereto.

                  PRO RATA SHARE means the percentage obtained by dividing the RSF subleased by Sublessee by the corresponding RSF of the Building and the Project, as set forth in the Lease.

                  PROJECT means the project containing approximately 7.5 acres of land commonly known as Lot 2B of the Gateway Center and referred to as the Gateway Technology Center, together with the land and improvements on which the Project is situated and all common areas.

                  ROFR SPACE has the meaning set forth in Section 18 of this Sublease.

                  RENEWAL NOTICE has the meaning set forth in Section 10 of this Sublease.

                  SUBLESSEE means Axys Pharmaceuticals, Inc., a Delaware corporation.

                  SUBLESSEE'S ADDRESS means 180 Kimball Way, South San Francisco, California 94080.

                  SUBLESSEE'S PROPERTY has the meaning set forth in Section 11(c) of this Sublease.

                  SUBLESSOR means Coulter Pharmaceutical, Inc., a Delaware corporation.

                  SUBLESSOR'S ADDRESS means 1124 Columbia Street, Suite 200, Seattle, Washington 98104.

                  TERM has the meaning set forth in Section 10 of this Sublease.

         2. SUBLEASE. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises for the Term, upon all of the terms, covenants and conditions contained herein.

         3.       CONDITION OF PREMISES.

                  (a) Sublessor Removal of Personal Property. Sublessor agrees that prior to the Commencement Date, Sublessor shall remove, or cause to be removed, from the Premises all of Sublessor's personal property, except the equipment and furnishings set forth on Schedule I attached hereto (collectively, the "Equipment"). Sublessee shall, at its expense, maintain each item of the Equipment in good working condition, normal wear and tear excepted. Upon the expiration of this Sublease, Sublessee shall surrender the Equipment to Sublessor in the same condition as when delivered to Sublessee, reasonable wear and tear excepted and in compliance with any decommissioning requirements of applicable law. All additions, attachments, alterations and repairs made or placed upon any of the Equipment shall become a part of the Equipment and shall become the property of Sublessor.

                  (b) "As is" Condition of Premises; Alterations. Except as set forth in Section 3(a) above, Sublessee shall accept possession of the Premises in their present "as is" condition, without representation or warranty as to their condition or suitability for Sublessee's intended use, and with no obligation on the part of Sublessor to make any alterations or modifications to the Premises or any area outside the Premises for the benefit of Sublessee except that Sublessor warrants that the Building systems and subsystems are in good working order as of the Commencement Date and that all improvements in the Premises constructed by Sublessor were constructed in material compliance with then applicable laws. Without limiting the generality of the foregoing, Sublessor makes no representation or warranty, express or implied, as to the fitness, suitability or operating condition of any aspect or item of the Equipment. Sublessee acknowledges that it has received a copy of a report prepared by Marx Okubo dated April 1, 2003, which discloses surface water intrusion in buildings of the Project other than the Building. Any alterations or improvements desired by Sublessee or required by any and all applicable laws to the Premises shall be made by Sublessee at its sole cost and expense using an architect and general contractor approved by Landlord and Sublessor, provided that Sublessor shall not unreasonably withhold its approval thereof. Plans and specifications for Sublessee's alterations and improvements shall be subject to the prior written approval of Landlord and Sublessor as provided in the Lease and herein, provided that Sublessor shall not unreasonably withhold such consent. Sublessee shall, at Sublessee's sole cost and expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating Sublessee's particular use of the Premises. Upon termination of this Sublease, Sublessee shall be responsible for the cost of removing any alterations which were installed for or by Sublessee in the Premises, except that Sublessee shall not be required to remove any alterations if under the applicable provisions of the Lease and the Sublease such alterations may remain in the Premises upon the termination of the Sublease. Sublessor shall reimburse Sublessee for Sublessee's costs of constructing tenant improvements with respect to approximately one thousand (1,000) RSF of office space, as depicted on Exhibit B-2 attached hereto (the "Office Improvements"), provided that (i) such reimbursement shall not exceed thirty thousand dollars ($30,000); and (ii) such reimbursement shall not be payable by Sublessor until Sublessee provides to Sublessor

(A) satisfactory evidence of each of completion of the Office Improvements, which shall include, without limitation, a certificate of occupancy from the applicable governmental authority and a certificate of completion from the constructor, and Sublessee's payment of all contractors and suppliers in connection therewith and (B) lien releases from each contractor and supplier that provided services or materials in connection with the Office Improvements.

         4.       CONDITIONS.

                  (a) This Sublease is conditioned upon the delivery to Sublessor of (i) a fully executed original of this Sublease, (ii) a fully-executed Guaranty substantially in the form of Exhibit C attached hereto and (iii) the receipt of Landlord's written consent to this Sublease not later than thirty (30) business days following delivery to Landlord of a copy hereof executed by Sublessee and Sublessor, which consent Landlord may give or withhold pursuant to Section 23 of the Lease.

                  (b) In the event the condition expressed in clause (iii) of Section 4(a) above is not timely satisfied, upon three (3) business days prior written notice, Sublessor or Sublessee may terminate this Sublease by giving written notice of termination to the other party at any time prior to the satisfaction of such condition. In the event this Sublease is terminated due to the nonsatisfaction of the foregoing condition, neither Sublessor nor Sublessee shall have any further rights or obligations hereunder. Sublessee and Sublessor each agrees to supply information and/or execute and acknowledge further documents in connection with this Sublease which are reasonably required by Landlord in connection with Landlord's review of this Sublease and the satisfaction of the condition expressed in clause (iii) of Section 4(a) above.

         5.       PROVISIONS CONSTITUTING SUBLEASE.

                  (a) Relationship Between Sublessee and Landlord. This Sublease is subject to all of the terms and conditions of the Lease. Sublessee hereby assumes and agrees to perform the obligations of Sublessor as Tenant under the Lease to the extent such terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term, covenant or condition of the Lease.

                  (b) Relationship Between Sublessee and Sublessor. Except as otherwise provided herein, all of the terms and conditions contained in the Lease are incorporated herein as terms and conditions of this Sublease with each reference therein to "Landlord," "Tenant," the "Lease" and the "Premises," being deemed to refer to Sublessor, Sublessee, this Sublease, and the Premises, respectively), except for the following provisions of the Lease, which are not incorporated into this Sublease: Sections 3, 4(a), 4(d), 7, 8(c), 8(d), 10, 16(b), 38, 49, 50, 51, 52 and 53, and Exhibits A, B, C, D, G, H, I and J.
Notwithstanding anything to the contrary contained herein, with respect to any specific obligation in the Lease required to be performed by Landlord, to the extent Landlord has performed such obligation Sublessor shall not be required to do so.

                  (c) Notices. All notices or demands of any kind required or desired to be given by Sublessor or Sublessee to the other hereunder shall be in writing and shall be deemed delivered upon receipt if sent by United States mail, certified postage prepaid, return receipt requested, or by private overnight courier, addressed to the Sublessor or Sublessee respectively at the addresses set forth in Section 1, or at such other addresses as the parties may specify by notice in accordance with this section. All rent and other payments due under this Sublease shall be made by Sublessee to Sublessor at the same address. Sublessor and Sublessee shall each deliver to the other a copy of every notice received from Landlord affecting or relating to the Premises, or affecting or relating to the rights and/or obligations hereunder or under the Lease, within five (5) days following receipt thereof. Notwithstanding anything to the contrary contained in this Sublease, the time limits specified in the Lease for the giving of notice, making of demands, performing any act, condition or covenant (including cure of any breach) or the exercise of any right, remedy or option, are hereby decreased or increased for purposes of this Sublease, by shortening or lengthening the same, as the case may be, in each instance by three (3) days, when necessary to enable Sublessor to give notice, make demands, perform any act, correct any failure, or otherwise to secure compliance and perform under the Lease in a timely manner.

                  (d) Services. Notwithstanding Section 5(b) hereof, Sublessor shall have no obligation to provide any of the services to be provided by Landlord under the Lease, or any other services, and Sublessor's sole obligation with respect thereto shall be to use commercially reasonable efforts to obtain Landlord's compliance with the Lease upon Sublessee's written request. Without limiting the generality of the foregoing sentence, Sublessor shall have no obligation to Sublessee to provide or maintain back-up generators for power, security services or life safety systems; provided, however, that if Sublessee desires to obtain Sublessor's services with respect to any such Building management systems or other Building systems or subsystems, Sublessor and Sublessee shall enter into a Facilities Services Agreement substantially in the form of Exhibit D attached hereto. To the extent permitted by law and by Landlord, Sublessee shall have the right to request all services directly from Landlord at Sublessee's sole cost and expense. Sublessee shall promptly notify Sublessor in writing of all such requests for services. Sublessee shall have reasonable access to all common systems used between Sublessor and Sublessee for purposes of inspection, control and maintenance, and Sublessor shall make available to Sublessee restricted access to such systems.

                  (e) Consents. In any circumstance where the Lease requires that Landlord's approval or consent be obtained, Sublessee shall be required to obtain the written approval or consent of Sublessor as well. Where the Lease specifies that Landlord shall not unreasonably withhold its approval or consent, Sublessor shall not unreasonably withhold its approval or consent as well.

                  (f) Signage. Subject to the provisions of the Lease, Sublessee shall have the right to place its name and logo on the applicable campus monument signage made available to Sublessor under Section 18 of the Lease, provided that all costs for production, installation and maintenance of such signage shall be borne solely by Sublessee.

                  (g) Parking. Subject to the provisions of the Lease, Sublessee shall have the right to use forty-five (45) non-exclusive and undesignated parking spaces in the Project's parking areas.

         6.       RENT.

                  (a) Base Rent. Sublessee shall pay to Sublessor an amount equal to the monthly installment of Base Rent for the fifth full month of the Term (Forty-Three Thousand Seven Hundred Thirty-Nine and Eighty One-Hundredths Dollars ($43,739.80)) upon execution of this Sublease. Commencing on the Commencement Date, Sublessee shall pay Base Rent to Sublessor as rent for the Premises, in monthly installments in advance, and thereafter on the first day of each calendar month of the Term, without deduction, offset, prior notice or demand, in lawful money of the United States; provided, however, that Sublessee shall be entitled to four (4) month's free Base Rent with respect to the first four (4) months following the Commencement Date, as indicated in the chart contained in the definition of Base Rent in Section 1 above. The abatement of the first four months of Base Rent, as provided in the foregoing sentence, does not affect Sublessee's obligation to pay Additional Rent with respect to such period. In addition, in the event of any default by Sublessee hereunder, in addition to any other remedies available to Sublessor at law or in equity or under this Sublease, upon demand of Sublessor, Sublessee shall pay to Sublessor an amount equal to the amount of the first four months of Base Rent that was abated pursuant to this Section 6(a). If the first day for which the monthly installment of Base Rent is payable is not the first day of a calendar month, or if the last day of the Term is not the last day of a calendar month, the monthly installment of Base Rent shall be prorated for the fractional month(s). In the case of a proration at the beginning of the Term, Sublessee shall pay the proration for such partial month upon the due date for Base Rent for the second month of the Term. Sublessee shall pay the proration for the last month of the Term when Base Rent for such month is due.

                  (b) Additional Rent. Sublessee acknowledges that Sublessor is obligated to pay to Landlord all amounts provided for in Section 4(b) of the Lease ("Additional Rent"). Sublessee agrees to pay to Sublessor as Additional Rent hereunder (i) its Pro Rata Share of all such Additional Rent charged to Sublessor by Landlord under the Lease, provided however, that (A) with respect to such Additional Rent payable in connection with HVAC, electricity, water and gas costs, Sublessee shall pay to Sublessor seventy percent (70%) of such Additional Rent allocable to the Building, and (B) with respect to all other components of such Additional Rent, Sublessee's Pro Rata Share shall be thirty-four percent (34%), and (ii) any and all other costs and expenses Sublessor incurs, as a result of Sublessee's use of Building services that are in excess of Sublessee's Pro Rata Share of those services provided to Sublessor by Landlord under the Lease, and (iii) any other costs and expenses incurred by Sublessor under the Lease, as a result of or arising out of Sublessee's use and occupancy of the Premises, regardless of whether such excess costs arise under the Lease or otherwise. Sublessee shall pay such Additional Rent in accordance with the terms for payment set forth in the Lease. Sublessee shall have the right to verify Additional Rent through periodic review of Sublessor's records in accordance with the terms and conditions of Paragraph 4(c) of the Lease with each reference therein to "Landlord," "Tenant," and "Lease" being deemed to refer to Sublessor, Sublessee and this Sublease, respectively.

                  (c) Late Charge. The parties hereby expressly agree that in the event Sublessee shall fail to make payment of any installment of Base Rent or any other sums due hereunder within five (5) business days of the date that such amounts are due, the provisions of Paragraph 6 of the Lease shall apply.

         7. GUARANTY. Concurrently with the execution of this Sublease, Sublessee shall cause APPLERA CORPORATION to execute and deliver to Sublessor the Guaranty. Notwithstanding anything to the contrary contained herein, the effectiveness of this Sublease is expressly conditioned upon Sublessor's receipt of the fully executed Guaranty contemporaneously with Sublessee's delivery of the executed Sublease to Sublessor.

         8. USE OF PREMISES. Sublessee shall use the Premises for the Permitted Uses and for no other purpose without the prior written consent of Sublessor and, if required by the Lease, Landlord. Notwithstanding any other provision hereof, and subject to any limitations in the Lease, Sublessee shall have access to the Premises on a seven day a week, twenty-four hour a day basis. Sublessee's use of a vivarium in the Premises (i) shall not include primates, canines, felines or domestic livestock and (ii) shall be at all times in compliance with applicable law.

         9.       TERM.

                  (a) Initial Term. The Initial Term of this Sublease shall be for a period commencing on the Commencement Date and ending on the Expiration Date, unless terminated sooner by termination of the Lease for any reason or otherwise pursuant to this Sublease.

                  (b) Delay in Delivery. In the event Sublessor is unable to deliver possession of the Premises on September 1, 2003, Sublessor shall not be subject to any liability for any loss or damage to Sublessee, nor shall such failure affect the validity of this Sublease or Sublessee's obligations hereunder or extend the Term hereof. If Sublessor does not deliver possession of the Premises by December 1, 2003, Sublessee shall have the right to terminate this Sublease without further obligation or liability by providing written notice of termination to Sublessor within five (5) business days thereafter.

         10. OPTION TO EXTEND INITIAL TERM. Subject to the terms and conditions of this Section 10, Sublessee shall have the right to extend the Initial Term of this Sublease for the period from the Expiration Date through November 13, 2010 (the "Extension Term") in accordance with the terms and conditions of this Section 10. The Extension Term, together with the Initial Term shall be referred to as the "Term" if:

                  (a) Sublessor receives notice of exercise ("Renewal Notice") not later than the date that is one hundred eighty (180) days prior to the Expiration Date of the Sublease;

                  (b) Sublessee is not in default under this Sublease beyond any applicable cure periods at the time that Sublessee delivers its Renewal Notice or at the commencement of the Extension Term; and

                  (c) This Sublease has not been assigned by Sublessee and the Premises has not been further sublet by Sublessee prior to the date upon which Sublessee delivers its Renewal Notice.

The initial Base Rent for the Extension Term shall be Forty-Seven Thousand Eight Hundred Twenty-Four and Forty-Two One-Hundredths Dollars ($47,824.42) per month, and shall be payable in addition to Additional Rent. Thereafter, the Base Rent amount payable by Sublessee during the Extension Term shall increase by three percent (3%) on each anniversary of the commencement date of the Extension Term. Base Rent and Additional Rent for the Extension Term shall be payable on the same terms as such items are payable under this Sublease during the Initial Term.

         11.      ASSIGNMENT AND SUBLETTING.

                  (a) Approval Required. Without the prior written consent of Sublessor and Landlord, Sublessee shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Sublessee's interest by operation of law; (iii) further sublet the Premises or any part thereof or any right or privilege appurtenant thereto, or
(iv) permit the occupancy of the Premises or any part thereof by anyone other than Sublessee. Sublessor's consent to an assignment of this Sublease shall not be unreasonably withheld or delayed. Sublessor's consent to a further sublease of a portion of the Premises by Sublessee may be granted or denied in Sublessor's reasonable discretion. If Sublessor consents to any such assignment or sub-sublease, Sublessor shall use reasonable efforts to obtain the consent of Landlord; but Sublessor shall have no liability to Sublessee if Landlord fails to consent. Any cost of obtaining the consent of Landlord (other than in connection with this Sublease) shall be borne by Sublessor. No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Sublessee hereunder shall have been cured. No permitted assignment or subletting shall relieve Sublessee from Sublessee's obligations and agreements hereunder and Sublessee shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

                  (b) Bonus Rent. In the event that Sublessor has consented to an assignment or subletting by Sublessee, Sublessor shall be entitled to receive: (i) in the case of a subletting, fifty percent (50%) of all rent (however denominated and paid) payable by the sub-sublessee to Sublessee in excess of that payable by Sublessee pursuant to the provisions of this Sublease, and (ii) in the case of an assignment, fifty percent (50%) of all rent (however denominated and paid) payable by the assignee to Sublessee in excess of that payable by Sublessee pursuant to the provisions of this Sublease. For the purposes of this Section 11(b), the term "rent" shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof, and the term "consideration" shall mean and include money, services, property or any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like paid or payable to Sublessee for the assignment and for all property in the Premises included in such assignment, that are not a part of Sublessee's Property. The term "Sublessee's Property" shall mean all property owned by Sublessee other than its interest in this Sublease and the Equipment, including, but not limited to, all of Sublessee's inventory, accounts, trade fixtures, equipment, furniture, other personal property, goodwill and any other intangible personal property associated with Sublessee's business. In computing the amount payable to Sublessor, Sublessee may deduct from the rent and consideration all reasonable and customary expenses directly incurred by Sublessee attributable to the assignment or sublease, including, but not limited to, brokerage fees and legal fees. "Sublet" and "sublease" shall include a sublease as to which Sublessee is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Sublessor, as to which Sublessee receives any consideration, as defined in this subsection. Any rent or other consideration which is to be passed through to Sublessor by Sublessee pursuant to this subsection shall be paid to Sublessor within thirty (30) days after receipt by Sublessee and shall be paid in cash, irrespective of the form in which received by Sublessee from any sub-subtenant or assignee. In the event that any rent or other consideration received by Sublessee from a sub-subtenant or assignee is in a form other than cash, Sublessee shall pay to Sublessor in cash the fair value of such consideration.

         12. DAMAGE AND DESTRUCTION. In the event of damage or destruction to the Premises or the Building, each party agrees to forward to the other, within twenty-four (24) hours of receipt, a copy of each notice received from, or given to, Landlord in connection therewith. If the Premises or the Building are damaged or destroyed by fire or other casualty and Landlord undertakes to repair the same pursuant to the Lease, this Sublease shall remain in full force and effect, except that if the rent payable under the Lease is reduced as a result of such damage or destruction, Sublessee shall be entitled to a proportionate reduction of Base Rent and Additional Rent payable hereunder while such repairs are being made. If the Premises or the Building are damaged to an extent that Landlord has a right to terminate the Lease, and Landlord in fact terminates the Lease, this Sublease shall terminate. Landlord and Sublessor shall not be required to repair any damage by fire or other cause to the property of Sublessee, or to make any repairs or replacements of any paneling, decoration, railings, floor coverings or any additions or improvements installed on the Premises by Sublessee.

         13. EMINENT DOMAIN. If, due to any taking or appropriation of all or a part of the Premises or the Building, Landlord exercises its right to terminate the Lease, this Sublease shall terminate. If part of the Premises shall be so taken or appropriated and this Sublease shall not be terminated as provided herein, then the rent thereafter to be paid hereunder shall be equitably reduced, as provided in the Lease.

         14. HAZARDOUS MATERIALS. Sublessee shall strictly comply with all applicable covenants regarding Hazardous Materials contained in the Lease, including without limitation, the following:

                  (a) Sublessee agrees that during its use and occupancy of the Premises it will (1) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for ordinary performance of Sublessee's business or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project; (2) comply with all applicable Environmental Laws relating to Sublessee's use of Hazardous Materials in, on or about the Premises and not engage or permit its agents to engage in any activity in, on or about the Premises in violation of any Environmental Laws; and (3) immediately upon having knowledge notify Sublessor of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Sublessee, Sublessor, Landlord or the Premises, Building or Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Section 14.

                  (b) If Sublessee's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under or emanating from, the Premises, the Building or the Project, Sublessee agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (1) the requirements of (A) all applicable Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of Environmental Laws; and (2) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project.

                  (c) Sublessee shall surrender the Premises to Sublessor upon the expiration or earlier termination of this Sublease free of debris, waste or Hazardous Materials placed on, about or near the Premises by Sublessee or Sublessee's agents, and in a condition that complies with (i) all Environmental Laws relating to Hazardous Materials placed on, about or near the Premises by Sublessee or Sublessee's agents and (ii) any additional applicable requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Sublessee's use of Hazardous Materials in or about the Premises, including, without limitation, a site closure report prepared in accordance with San Mateo County Environmental Health regulations. Sublessee's obligations and liabilities pursuant to the provisions of this Section 14 shall survive the expiration or earlier termination of this Sublease.

         15. ENTRY BY SUBLESSOR. Sublessor reserves and shall at any and all times (within ordinary business hours, except in the case of emergency) have the right to enter the Premises, in accordance with Sublessee's operating and safety procedures, to inspect the same, to post notices of nonresponsibility, or to show the Premises to prospective subtenants, or in the event of Sublessee's default with respect thereto, to perform any obligation of Sublessor as Tenant under the Lease relating to the use, maintenance or repair of the Premises. In the event that Sublessee shall not provide Sublessor with a key to the Premises, Sublessee waives any claims for damages resulting directly from Sublessor's use of force to enter the Premises in the event of an emergency. Sublessee waives any claim for damages for any injury or inconvenience to or interference with Sublessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry, except to the extent caused by the negligence of Sublessor, its agents, employees or invitees, provided that the entrance to the Premises shall not be blocked thereby and further provided that the business of Sublessee shall not be interfered with unreasonably. Except in the case of emergency, Sublessor shall give Sublessee reasonable prior notice of any intended entry of the Premises by Sublessor, and shall obtain the permission of an officer of Sublessee (which permission shall not be unreasonably withheld). Any entry to the Premises by Sublessor pursuant to this Section 14 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Sublessee from the Premises or any portion thereof.

         16.      INDEMNIFICATION.

                  (a) Sublessee shall hold Sublessor, and its subsidiaries, affiliates, directors, officers, agents, contractors, servants, employees and licensees (hereinafter "indemnitees") harmless from and shall indemnify and defend indemnitees against any and all damages, claims or liability arising from any breach or default in the performance of any obligation of Sublessee hereunder.

                  (b) Sublessor shall hold Sublessee, and its subsidiaries, affiliates, directors, officers, agents, contractors, servants, employees and licensees (hereinafter "indemnitees") harmless from and shall indemnify and defend indemnitees against any and all damages, claims or liability (i) arising from any breach or default in the performance of any obligation of Sublessor hereunder, and (ii) for any injury or damage to any person or property occurring in, on or about the Building or any part thereof, exclusive of the Premises, when such injury or damage shall be caused by the act, neglect, default, or omission of any duty with respect to the same by Sublessor, its agents, employees or invitees, except to the extent such liability arises from the gross negligence or willful misconduct of indemnitees; and from and against all costs, counsel fees, expenses and liabilities incurred in or in connection with any such claim or any action or proceeding brought thereon.

         17. BROKERS. Sublessor and Sublessee each represents to the other that it has dealt with no brokers in connection with this Sublease other Sublessor's broker, CB Richard Ellis/Kenmark Commercial, and Sublessee's broker, TECHNOLOGY Commercial/BT Commercial. Each of Sublessor and Sublessee shall indemnify, defend, and hold the other harmless from and against any costs, expenses, liability, loss or damage arising out of or relating to the falsity of the foregoing representation. Sublessor agrees to pay brokerage fees and commissions payable to TECHNOLOGY Commercial/BT Commercial with respect to this Sublease in accordance with the provisions of a separate commission contract.

         18. RIGHT OF FIRST REFUSAL. If Sublessor receives and proposes to accept, subject to the provisions of this Section 18, any offer to sublease the portion of the space on the first floor of the Building depicted on Exhibit C-3 attached hereto (the "ROFR Space"), Sublessor shall provide Sublessee with written notice of such offer, including the specific economic terms and conditions thereof. Sublessee shall have five (5) business days following receipt of such notice to either indicate in writing to Sublessor Sublessee's agreement to sublease the ROFR Space upon the same economic terms and conditions as set forth in such offer, but otherwise on the general terms and conditions of this Sublease (in which case the parties shall enter into a mutually acceptable sublease or amendment to this Sublease incorporating such terms and conditions) or to waive Sublessee's right of first refusal with respect thereto. Any failure by Sublessee to respond to such notice within such five (5) business day period shall constitute an irrevocable waiver by Sublessee of its rights under this
Section 18 with respect to such offer. Upon Sublessee's failure to timely notify Sublessor of its exercise of rights under this Section 18, Sublessor may agree to sublease the ROFR Space to the party that submitted such offer. So long as the base rent amount payable under the final agreement between Sublessor and such party is at least ninety percent (90%) of the base rent amount contained in Sublessor's notice to Sublessee, Sublessor shall not be required to provide any further notice or right of first refusal to Sublessee. If the base rent payable under such final agreement is less than ninety percent (90%) of the base rent amount contained in Sublessor's initial notice to Sublessee, then Sublessor shall submit a new notice to Sublessee containing such revised economic terms, and Sublessee shall have the opportunity to agree to sublease the ROFR Space upon the same economic terms and conditions as set forth in such new notice by providing timely notice to Sublessor, in accordance with the terms and conditions of this Section 18.

         19.      MISCELLANEOUS.

                  (a) Entire Agreement. This Sublease, together with its Exhibits, constitutes the entire agreement of Sublessor and Sublessee with respect to the matters described herein, and shall supersede all prior correspondence, agreements and understandings concerning such matters, whether oral or written. No addition to, or amendment or modification of, any term or provision of this Sublease shall be effective unless set forth in writing and signed by Sublessor and Sublessee.

                  (b) Authority. Each individual executing this Sublease on behalf of either party represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of such party.

                  (c) Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this Sublease, or for interpretation of any of its provisions, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees and court costs, from the other party. In addition, if either Sublessor or Sublessee becomes a party to any action concerning this Sublease or the Premises solely by reason of the neglect or omission of any duty by the other party, the party subjected to such action without fault shall be entitled to reimbursement for any and all reasonable attorneys' fees and costs.

                  (d) Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

                  (e) Counterparts. This Sublease may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute a single agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease on the dates set out below.

SUBLESSOR:                                  SUBLESSEE:

COULTER PHARMACEUTICAL, INC.,               AXYS PHARMACEUTICALS, INC.,
a Delaware corporation                      a Delaware corporation

By: /s/ Michelle Burris                     By: /s/ John S. Ostaszewski
    ------------------------                    -----------------------

Title: CFO                                  Title: Treasurer

Date: September 11, 2003                    Date: September 4, 2003
      ----------------------                      ---------------------
                                                                              13

                                    EXHIBIT A

                                      LEASE

                  [Exhibit 10.17 to Annual Report on Form 10-K
             for Coulter Pharmaceutical, Inc. filed March 27, 1998]

                                   EXHIBIT B-1

                                    PREMISES

                              [Diagram of premises]

                                      B-1-1

                                   EXHIBIT B-2

                            OFFICE IMPROVEMENT SPACE

                      [Diagram of office improvement space]

                                      B-2-1

                                   EXHIBIT B-3

                          RIGHT OF FIRST REFUSAL SPACE

                        [Drawing of first refusal space]

                                      B-3-1

                                    EXHIBIT C

                          FORM OF GUARANTY OF SUBLEASE

                  THIS GUARANTY OF SUBLEASE ("Guaranty") is made as of ___________, 2003, by ____________________________, a _________________
("Guarantor"), to COULTER PHARMACEUTICAL, INC., a Delaware corporation ("Sublessor"), with an address at 1124 Columbia Street, Suite 200, Seattle, Washington 98104, with reference to the following facts:

                  A. Concurrently herewith, Sublessor and _______________, a ________________ ("Sublessee"), are entering into that certain Sublease Agreement, dated as of _____________, 2003 ("Sublease"), for approximately __________ rentable square feet of space located on the first (1st) floor of that certain building located at 630 gateway Boulevard, South San Francisco, California, and more particularly described in the Sublease. Any terms not defined herein shall have the meaning set forth in the Sublease.

                  B. Sublessor is not willing to execute the Sublease based solely upon the credit of Sublessee. Guarantor is willing to execute this Guaranty of Sublease in support of Sublessee's commitments made under the Sublease for the express and intended purpose of inducing Sublessor to enter into the Sublease.

                  NOW, THEREFORE, Guarantor hereby guarantees as follows:

                  1. GUARANTY. Guarantor does hereby absolutely and unconditionally guarantee to Sublessor the prompt payment of all amounts that Sublessee, or any assignee of the Sublease, may at any time owe under the Sublease, any extensions, renewals or modifications thereof, and further guarantees to Sublessor the full, prompt and faithful performance by Sublessee, or any assignee of the Sublease, of each and all of the covenants, terms, and conditions of the Sublease, or any extensions, modifications or renewals thereof, to be hereafter performed and kept by Sublessee, or any assignee of the Sublease (all such obligations of Sublessee under the Sublease are referred to as "Sublessee's Obligations"). This is a Guaranty of payment and performance and not merely of collection. If Sublessee or any assignee of the Sublease fails to make any payment when due under the Sublease or to perform any duties, obligations or covenants contained in the Sublease to be performed by Sublessee, or any assignee of the Sublease, Guarantor will immediately and unconditionally pay to Sublessor such amounts and perform such duties, obligations and covenants after receipt of notice and expiration of the applicable periods of grace in the Sublease. Guarantor shall pay to Sublessor on demand, all expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of or relating to the enforcement or protection of Sublessor's rights hereunder.

                  2. INDEPENDENT OBLIGATIONS. Guarantor's obligations hereunder are absolute, primary, unconditional and irrevocable obligations which are independent of the obligations of Sublessee, or any assignee of the Sublease, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Sublessee or any such assignee or whether or not Sublessee or any such assignee be joined in any such action or actions.

                  3. RIGHTS OF SUBLESSOR. Guarantor authorizes Sublessor, without notice or demand and without affecting its liability hereunder, from time to time to (a) extend, accelerate, or otherwise change the time for any payment provided for in the Sublease, or any covenant, term or condition of the Sublease, in any respect to impair or suspend the Sublessor's remedies or rights against Sublessee in connection with the Sublease, and to consent to any assignment, subletting or reassignment of the Sublease; (b) take and hold security for any payment provided for in the Sublease or for the performance of any covenant, term or condition of the Sublease, or exchange, waive or release any such security; (c) apply such security and direct the order or manner of sale thereof as Sublessor in its discretion may determine. Sublessor may without notice assign this Guaranty, the Sublease, or the rents and other sums payable thereunder. Notwithstanding any termination, renewal, extension or holding over of the Sublease, this Guaranty shall continue until all of Sublessee's Obligations have been fully and completely performed by Sublessee or any assignee of the Sublease.

                  Guarantor shall not be released by any act or event which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Sublessor or its failure to proceed promptly or otherwise as against Sublessee or Guarantor, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor as against Sublessee, or by reason of any further dealings between Sublessee and Sublessor, whether relating to the Sublease or otherwise, and Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them; it being the purpose and intent of this Guaranty that the obligations of Guarantor hereunder are absolute and unconditional under any and all circumstances.

                  Guarantor further agrees that to the extent Sublessee or Guarantor makes any payment to Sublessor in connection with Sublessee's Obligations and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Sublessor or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Sublessor, Sublessee's Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

                  4. WAIVER OF DEFENSES. Guarantor waives (a) any right to require Sublessor to (i) proceed against Sublessee or any other person or entity; (ii) proceed against or exhaust any security held from Sublessee or Guarantor; (iii) pursue any other remedy in Sublessor's power which Guarantor cannot itself pursue, and which would lighten its burden; (b) all statutes of limitations as a defense to any action brought against Guarantor by Sublessor to the fullest extent permitted by law; (c) any defense based upon any legal disability of Sublessee, or any assignee of the Sublease, or any discharge or limitation of the liability of Sublessee, or any assignee of the Sublease, to Sublessor, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause; (d) presentment, demand, protest and notice of any kind; and
(e) any defense based upon or arising out of any defense which Sublessee, or any assignee of the Sublease, may have to the payment or performance of any part of Sublessee's Obligations. Guarantor waives all demands upon and notices to Sublessee, or any assignee of the Sublease, and to Guarantor, including demands for performance, notices of non-performance, notices of nonpayment and notice of acceptance of this Guaranty.

                  5.       Waiver of Subrogation.

                  (a) Notwithstanding any other provision of this Guaranty to the contrary, until the obligations of Sublessee under the Sublease are fully performed and paid, Guarantor hereby waives any claims or other rights which Guarantor may now have or hereafter acquire against Sublessee or any other guarantor of all or any of Sublessee's Obligations, which claims or other rights arise from the existence or performance of Guarantor's obligations under this Guaranty or the Sublease (all such claims and rights are referred to as "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Sublessor against Sublessee or any collateral which Sublessor now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Sublessee, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provision, any amount shall be paid to Guarantor on account of any Guarantor's Conditional Rights and either (i) such amount is paid to Guarantor at any time when Sublessee's Obligations shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to Guarantor, any payment made by Sublessee to Sublessor is at any time determined to be a Preferential Payment, then such amount paid to Guarantor shall be held in trust for the benefit of Sublessor and shall forthwith be paid to Sublessor to be credited and applied upon Sublessee's Obligations, whether matured or unmatured, in such order as Sublessor, in its sole and absolute discretion, shall determine.

                  (b) To the extent that any of the provisions of subsection (a) of the above Section shall not be enforceable, Guarantor agrees that until such time as Sublessee's Obligations have been paid and performed in full and the period of time has expired during which any payment made by Sublessee or Guarantor to Sublessor may be determined to be a Preferential Payment, Guarantor's Conditional Rights to the extent not validly waived shall be subordinate to Sublessor's right to full payment and performance of Sublessee's Obligations, and Guarantor shall not enforce Guarantor's Conditional Rights during such period.

                  6. ASSUMPTION OF OBLIGATIONS AND WAIVERS AS TO FINANCIAL CONDITION. Guarantor's obligations hereunder shall not be affected by any failure on the part of Sublessor to inform Guarantor concerning Sublessee's financial condition or notify Guarantor of any adverse change in Sublessee's financial condition of which Sublessor becomes aware. Guarantor assumes the obligation to make such inquiries with respect to such financial condition as Guarantor deems necessary or prudent in the circumstances.

                  7. COSTS AND EXPENSES. If Guarantor fails to perform any of its obligations under this Guaranty or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Guaranty, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Guaranty shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Guaranty and to survive and not be merged into any such judgment.

                  8. NOTICES. Notices or other communications given under this Guaranty shall be effective only if rendered or given in writing, sent by certified mail with a return receipt requested or by facsimile with a confirmation receipt (and a copy sent by a commercial overnight courier that guarantees next day delivery) or delivered personally or by a nationally recognized overnight courier service: (a) to Guarantor at Guarantor's address set forth below; or (b) to Sublessor at Sublessor's address set forth above. Any such notice or other communication shall be deemed to have been rendered or given two (2) days after the date when it shall have been mailed if sent by certified mail, or upon actual receipt if sent by facsimile, or upon the date personal delivery is made, or upon actual delivery if sent by overnight courier.

                  9. DELAY; CUMULATIVE REMEDIES. No delay or failure by Sublessor to exercise any right or remedy against Sublessee or Guarantor will be construed an a waiver of that right or remedy. No waiver or modification of any provision of this Guaranty nor any termination of this Guaranty shall be effective unless stated in writing and signed by the party charged with such waiver or modification, and then only to the extent so stated, and no such waiver shall apply to any circumstance other than the specific instance for which it is given. In no event shall a waiver of any provision of this Guaranty be implied from any course of conduct on the part of Guarantor and/or Sublessor and/or any third party. All remedies of Sublessor against Sublessee and Guarantor are cumulative.

                  10.      MISCELLANEOUS.

                  (a) This Guaranty shall bind Guarantor, its successors and assigns, and shall inure to the benefit of Sublessor and its successors and assigns.

                  (b) The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect any other provision.

                  (c) Time is of the essence of each and every provision hereof.

                  (d) This Guaranty and each and every term and provision thereof shall be construed in accordance with the laws of the State of California. Guarantor consents to the exercise of personal jurisdiction by the courts of the State of California over Guarantor, and agrees that any action to enforce the provisions of this Guaranty may be brought in the Superior Court in
________________________.

                  (e) In connection with an assignment of the Sublease by Sublessee pursuant to the terms and conditions of Section 11 of the Sublease, effective as of the assignment, Guarantor shall confirm in writing, in form and substance reasonably satisfactory to Sublessor, Guarantor's performance of said assignee's obligations under the Sublease pursuant to the terms and conditions of this Guaranty.

                  IN WITNESS WHEREOF, Guarantor has executed this instrument on the day and year first above written.

                                   GUARANTOR:

                                   ____________________________________________,
                                   a ___________________________________________

                                   By: _________________________________________

                                   Its:_________________________________________

                                   Date: _______________________________________

                                   By: _________________________________________

                                   Its:_________________________________________

                                   Date: _______________________________________

Notice Address of Guarantor:

___________________________________

___________________________________

___________________________________

Attn.: ____________________________

Fax No.: (___)___-________

                                    EXHIBIT D

                      FORM OF FACILITIES SERVICES AGREEMENT

                          FACILITIES SERVICES AGREEMENT

                                     BETWEEN

                          COULTER PHARMACEUTICAL, INC.

                                       AND

                           ___________________________

                              __________ ___, 2003

                          FACILITIES SERVICES AGREEMENT

         This Facilities Services Agreement (this "Agreement") is made to be effective as of __________ ___, 2003, by and between Coulter Pharmaceutical, Inc., a Delaware corporation ("Coulter"), and _______________________, a _____________ ___________ ("Sublessee"), who are each referred to herein as a "Party" and, collectively, as the "Parties."

                                    RECITALS

                  WHEREAS, Sublessee and Coulter have entered into that certain Sublease Agreement (the "Sublease"), dated as of ___________ ___, 2003, pursuant to which Sublessee will sublease from Coulter the Premises (as such term is defined in the Sublease) comprised of approximately ________ rentable square feet in South San Francisco (the "Facility");

                  WHEREAS, in connection with the transactions contemplated by the Sublease, Sublessee wishes to obtain from Coulter certain facilities services, as set forth herein; and

                  WHEREAS, Coulter is willing to provide Sublessee such facilities services on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sublease.

2.       SERVICES.

                  2.1 PROVISION OF FACILITIES SERVICES. Subject to the terms hereof, during the Services Period (as defined in Section 6.1), Coulter shall provide or cause its affiliates to provide to Sublessee at the Facility the services set forth on Schedule A (the "Facilities Services"). The Facilities Services shall be limited to facilities management and coordination. The Parties acknowledge and agree that pursuant to this Agreement Coulter is not providing any direct services with respect to the following matters or any other such matters customarily performed by an independent contractor:

                  (a)      engineering;

                  (b)      maintenance;

                  (c)      environmental/regulatory matters;

                  (d)      legal or accounting services;

                  (e) general construction or construction subcontracting services; or

                  (f)      architectural or space planning services.

Any such services required by Sublessee in connection with the Facility shall be contracted directly for and paid for by Sublessee.

                  2.2 RECORD KEEPING. Coulter shall maintain appropriate books of accounts and records relating to the provision of Facilities Services, and provide copies of such books of accounts and records and any maintenance contracts or reports relating to the Facilities Services to Sublessee within ten
(10) days of Sublessee's request therefor at the sole cost and expense of Sublessee.

3.       COMPENSATION.

                  3.1 REIMBURSEMENT OF COSTS. Sublessee shall pay Coulter for Coulter's actual costs incurred [COST LEVELS TO BE DISCUSSED] with respect to the Facilities Services in each calendar month for which Facilities Services have been provided or coordinated by Coulter or its affiliates. Schedule A sets forth the projected number of hours for the Facilities Services based on Coulter's historical figures.

                  3.2      INVOICES AND PAYMENT.

                  (a) INVOICES AND PAYMENT. Notwithstanding anything to the contrary contained in the Sublease with regard to the timing of Sublessee's payment of Additional Rent (as defined therein), within ten (10) calendar days after the end of each calendar month in which Facilities Services have been provided by Coulter or its affiliates, Coulter shall submit to Sublessee an invoice for payment of amounts due to Coulter under this Agreement for such calendar month or, if applicable, a partial calendar month (the "Monthly Statement"). The Monthly Statement will contain such supporting detail as may be reasonably required to validate such amounts due. All Monthly Statements are payable in United States dollars. All payments required under this Agreement shall be paid in accordance with instructions provided by Coulter. Such payments shall be due within twenty (20) calendar days of the date of each Monthly Statement. If any payment is not made when due, Sublessee will pay a late charge on the overdue amount equal to the lesser of (i) five percent (5%) of the payment due or (ii) the maximum amount permitted by the law of the state of California.

                  (b) OBLIGATIONS FOR PAYMENT. Sublessee's obligation to pay all amounts due hereunder is absolute and unconditional and is not subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever.

                  (c) TAXES AND FEES. Sublessee will pay when due or reimburse Coulter on an after-tax basis for all taxes accrued for or arising during the Services Period against Coulter or Sublessee with respect to the Facilities Services by any governmental entity.

4. LIMITATIONS OF LIABILITY; STANDARD OF CARE. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR INDIRECT DAMAGES, OR FOR LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING LIMITATIONS ON EACH PARTY'S LIABILITY ARE REASONABLE, FORM

AN ESSENTIAL PART OF THIS AGREEMENT, AND REFLECT THE AGREED-UPON ALLOCATION OF RISK BETWEEN THE PARTIES. NOTHING IN THIS SECTION 4 WILL AFFECT EITHER PARTY'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7 OR LIMIT EITHER PARTY'S LIABILITY IN TORT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Subject to the foregoing, as a general principle, Coulter shall (and will cause its affiliates to) perform the Facilities Services hereunder in a reasonable manner, consistent with the basic level of service customarily provided by third party real estate facility management companies for properties such as the Facility.

5. SCOPE OF FACILITIES SERVICES. Neither Coulter nor any of its affiliates shall be obligated to perform or to cause to be performed any Facilities Services in a volume, quantity or level of use that materially exceeds the historical volume, quantity and level of use of such Facilities Service performed or required by Coulter in connection with the Facility, as determined by comparing such Facilities Services usage levels to the range of monthly quantities of such services and usage levels performed or required by Coulter in connection with the Facility during the twelve (12) months immediately preceding the Closing Date. Nothing herein shall relieve Coulter of its obligation under the Sublease to maintain any common systems of the Premises used in common by Coulter and Sublessee.

6.       TERM AND TERMINATION.

                  6.1 TERM. Coulter shall provide the Facilities Services to Sublessee during the period commencing on ___________ ___, 2003 and shall continue for the Initial Term of the Sublease (as defined in Section 1 of the Sublease) (the "Services Period") unless a particular Facilities Service is earlier terminated in accordance with Section 7.2. Subject to Section 7.2, the Services Period may be extended at the option of the Parties for the Extension Term (as defined in Section 1 of the Sublease) if Sublessee exercises its option to extend the term of the Sublease. If for any reason the Sublease shall terminate before the Services Period terminates, this Agreement shall automatically be terminated. This Agreement may also be terminated as follows:

                  (a) by either Party upon written notice to the other Party in the event that the other Party breaches any material term of this Agreement and fails to remedy such breach within thirty (30) days after receipt from the non-breaching Party of written notice of such breach;

                  (b) Sublessee shall have the right to direct that any or all of the Facilities Service(s) be terminated effective on a date established by Sublessee that is before the end of the Services Period. Such termination will be effective no earlier than thirty (30) calendar days after written notice of termination is received by Coulter, unless Coulter consents to a shorter period. Sublessee will remain responsible for paying Coulter for any charges associated with Facilities Services incurred prior to the effective date for such termination. Subject to mutual consent of both Parties, Sublessee may direct that the level of any specific item of Facilities Services be reduced or phased out. Facilities Services charged on a monthly basis that are provided for a partial period shall be charged for on a pro-rata basis, based on a thirty
(30) day month (except to the extent Coulter incurs actual third party costs for the entire month); and

                  (c) Coulter shall have the right to direct that any or all of the Facilities Service(s) be terminated effective on a date established by Coulter that is before the end of the Services Period. Such termination will be effective no earlier than thirty (30) calendar days after written notice of termination is received by Sublessee, unless Sublessee consents to a shorter period. Sublessee will remain responsible for paying Coulter for any charges associated with Facilities Services incurred prior to the effective date for such termination. Subject to mutual consent of both Parties, Coulter may direct that the level of any specific item of Facilities Services be reduced or phased out. Facilities Services or charged on a monthly basis that are provided for a partial period shall be charged for on a pro-rata basis, based on a thirty (30) day month (except to the extent Coulter incurs actual third party costs for the entire month).

                  6.2 EFFECT OF TERMINATION. Upon termination of this Agreement, neither Sublessee nor Coulter shall incur any liability to the other by reason of the expiration or termination of this Agreement as provided herein, nor for its non-renewal, whether for loss of goodwill, anticipated profits or otherwise, and Sublessee and Coulter shall accept all rights granted and obligations assumed hereunder, including those in connection with such expiration or termination in full satisfaction of any claim resulting from such expiration or termination. Coulter shall have no obligation to perform any Facilities Services after the expiration or termination of this Agreement, and Sublessee shall have no obligation to pay any compensation for any Facilities Services provided after the expiration or termination of this Agreement; provided, however, that Sublessee shall have an obligation to pay all compensation accruing to and including the date on which this Agreement expires or terminates.

                  6.3 SURVIVAL. The following provisions of this Agreement shall survive its termination: Sections 4, 6.3 and 7.

7. LIABILITY AND INDEMNITY OF COULTER. Sublessee shall indemnify, defend and hold harmless Coulter and its affiliates, and their respective officers, directors, stockholders, employees, agents and controlling Persons (the "Coulter Indemnified Parties") from and against and shall reimburse any such Coulter Indemnified Parties for any and all liability, damage, deficiency, loss, judgments, assessments, cost and expense, including reasonable attorneys' fees, expert witness fees, and other fees and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation (and including any appeal thereof) ("Losses"), to the extent arising from or attributable to any acts or omissions or errors in judgment by Coulter pursuant to this Agreement, provided that Sublessee shall not be liable for any of Losses to the extent they arise from Coulter's gross negligence or willful misconduct. Notwithstanding anything in this Agreement seemingly to the contrary, Sublessee acknowledges and agrees that Coulter is providing the Facilities Services at the request of and as an accommodation to Sublessee, and that Coulter shall be entitled to rely entirely on written instructions of Sublessee in performing Facilities Services, without any duty to make any inquiry with respect to such instructions or to independently evaluate the benefit, effect or propriety thereof; and Coulter and its affiliates, and their respective officers, directors, stockholders, employees, agents, and controlling persons shall not be liable, responsible or accountable in damages or otherwise to Sublessee, its affiliates or any other Person, for any action taken or failure to act within the scope of the authority conferred on Coulter pursuant to this Agreement, unless such act or omission was grossly negligent or constituted willful misconduct.

8.       MISCELLANEOUS.

                  8.1 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended, modified or waived only with the written consent of the Parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 8.1 shall be binding on the Parties and their respective successors and assigns.

                  8.2 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that either Party may, without such consent, assign its rights and obligations under this Agreement in connection with an assignment of such Party's interest in the Sublease and the Personal Property Lease, pursuant to the terms and conditions of each such agreement. THE RIGHTS OF ANY OF ASSIGNEE OF COULTER SHALL NOT BE SUBJECT TO ANY ABATEMENT, DEDUCTION, OFF-SET, COUNTERCLAIM, RECOUPMENT, DEFENSE OR OTHER RIGHT WHICH Sublessee MAY HAVE AGAINST COULTER OR ANY OTHER PERSON OR ENTITY. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment in violation of this Section 8.2 shall be void.

                  8.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflict of laws.

                  8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.6 NOTICE. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the Party to be notified at such Party's address or facsimile number as set forth below, or as subsequently modified by written notice:

                  (a)      if to Coulter, to:

                           Coulter Pharmaceutical, Inc.
                           c/o Corixa Corporation
                           1124 Columbia Street, Suite 200
                           Seattle, Washington 98104
                           Attention: General Counsel
                           Facsimile No.: (206) 754-5994
                           Telephone No.: (206) 754-5711

                           with a copy to:

                           Orrick, Herrington & Sutcliffe LLP
                           400 Sansome Street

                           San Francisco, California 94111-3143
                           Attention: William G. Murray, Jr., Esq.
                           Facsimile No.: (415) 773-5759
                           Telephone No.: (415) 773-5807

                  (b)      if to Sublessee, to:

                           _________________________________________
                           _________________________________________
                           _________________________________________
                           _________________________________________
                           Attention: ______________________________
                           Facsimile No.: __________________________
                           Telephone No: __________________________
                           with a copy to:

                           _________________________________________
                           _________________________________________
                           _________________________________________
                           _________________________________________
                           Attention: ______________________________
                           Facsimile No.: __________________________
                           Telephone No: __________________________

                  8.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each Party as close as possible to that under the provision rendered unenforceable. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

                  8.8 CUMULATIVE REMEDIES. All remedies available to either Party for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy will not be deemed an election of such remedy to the exclusion of any other remedy.

                  8.9 FORCE MAJEURE. Nonperformance by either Party under this Agreement, except for Sublessee's performance of its payment obligations, which shall in no event be excused, will be excused while and to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental action, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party.

                  8.10 CONSTRUCTION OF AGREEMENT. Each Party has cooperated in the drafting and preparation of this Agreement and no principles of construction will be applied against either Party on the basis that such Party drafted this Agreement.

                  8.11 NO IMPLIED WAIVER. No right under this Agreement or breach hereof may be waived except in writing signed by the Parties. Neither the failure of a Party to require performance of any provision of this Agreement nor the delay in enforcing any right hereunder will be construed or act as a waiver of such Party's rights to insist on performance of such provision or any other provision or enforce any such right at some other time.

                                        [Signature page follows.]

                  IN WITNESS WHEREOF, this Facilities Services Agreement has been duly executed and delivered by the duly authorized officers of Sublessee and Coulter to be effective as of the date first above written.

                                     ______________________________,
                                     a _________________ _________________

                                     By: _______________________________________

                                     Name: _____________________________________

                                     Title: ____________________________________

                                     COULTER PHARMACEUTICAL, INC.,
                                     A DELAWARE CORPORATION

                                     By: _______________________________________

                                     Name: _____________________________________

                                     Title: ____________________________________

                                   SCHEDULE A

                               FACILITIES SERVICES

                                [TO BE DISCUSSED]

                                   SCHEDULE I

                                    EQUIPMENT

        ITEM                          MANUFACTURER                           TYPE                NUMBER
-------------------------------------------------------------------------------------------------------
CAPITAL EXPENSE ITEMS

Portable sinks                       Britz-Heidbrink                                                6
9500 Basil Cagewasher                    Steris                                                     1
3500 Basil Cagewasher                    Steris                                                     1
Finn Aqua Autoclave                      Steris                                                     1
Bedding Dispenser                        Steris                                                     1
Bottle Filler                            Steris                                                     1
Lab Chairs                                                                                         15

BUILDING FIXTURES

Bio-Hood                  Envirco                                            Class II type 6        2
Bio-Hood                  Fisher Hamilton SafeAir                                                   2
Proportioner              Edstrom Industries                                                        1
RODI Water System         U.S. Filter                                                               1
Clean Dry Air System      Atlas Copco (Air Drying System)                                           1
                          General Pneumatics (Air Drying System)
Vacuum System             Rietschle                                                                 1

[to be expanded to include cubicles and other furnishings]

                                                                             C-1